UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2004

VESTIN GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 El Camino Avenue, Suite 206
Las Vegas, Nevada		89102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former name or former address, if changed since last report.)

ITEM 4. Changes in Registrant’s Certifying Accountants.

On March 17, 2004, the Audit Committee of the Board of Directors (the “Audit Committee”) of Vestin Group, Inc. (the “Company”) engaged Moore, Stephens, Wurth, Frazer & Torbet, LLP (“Moore Stephens”) as the independent auditors of the Company to conduct the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2003. The Audit Committee had previously engaged Moore Stephens as the independent auditors of the Company for the year ended December 31, 2004.

The Audit Committee determined that it is in the best interests of the Company to terminate the engagement of Ernst & Young LLP (“E&Y”). E&Y recently advised the Company that it will not render its report for the Company’s consolidated financial statements as of and for the year ended December 31, 2003, until the pending informal inquiry by the Pacific Regional Office of the Securities and Exchange Commission (the “SEC”), as more fully described in our press release dated March 5, 2004, is substantially resolved. The Company is cooperating fully with the SEC in order to bring an expeditious resolution to the informal inquiry. However, the Company does not believe it is realistic to expect the inquiry to be substantially resolved by the end of the filing period for the Company’s Annual Report on Form 10-KSB.

E&Y’s reports on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the 2002 and 2003 fiscal years, and the subsequent interim period through the date hereof, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their reports.

The Company has requested E&Y to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated March 19, 2004 is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7. Exhibits

Exhibit
Number	Description of Exhibit
16.1	Letter, dated March 19, 2004, of Ernst & Young LLP

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vestin Group, Inc.,
a Delaware corporation
Date: March 19, 2004
	By:	/s/ Lance K. Bradford

Lance K. Bradford
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit
16.1	Letter, dated March 19, 2004, of Ernst & Young LLP